Exhibit 8.1

June 9, 2020

Revance Therapeutics, Inc.

7555 Gateway Blvd.

Newark, CA 94560

Ladies and Gentlemen:

We have acted as counsel to Revance Therapeutics, Inc., a Delaware corporation (“Parent”), in connection with that certain Agreement and Plan of Merger, made and entered into as of May 18, 2020 (the “Reorganization Agreement”), by and among Parent, Heart Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of Parent (“Merger Sub”), and Hint, Inc., a Delaware corporation (the “Company”) and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the Securityholders’ Representative, pursuant to which Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Merger”). This opinion is being delivered in connection with the Registration Statement of Parent on Form S-4 filed on June 9, 2020 with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Capitalized terms used herein but not defined shall have the meanings set forth in the Reorganization Agreement.

In preparing this opinion, we have examined and relied upon the Registration Statement, including the prospectus/information statement forming a part thereof, the Reorganization Agreement, and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the Merger will be consummated in accordance with the Reorganization Agreement and as described in the Registration Statement.

In rendering this opinion, we have assumed without investigation or verification that the facts and statements set forth in the Registration Statement and the Reorganization Agreement are true, correct and complete in all material respects; that the Merger will be completed in accordance with the Reorganization Agreement and the Registration Statement and none of the terms or conditions contained therein will be waived or modified; that the Reorganization Agreement, the Registration Statement and the representations and covenants contained in officer’s certificates delivered to us by the Company, Parent and Merger Sub accurately and completely reflect the facts relating to the Merger; that the representations and covenants contained in officer’s certificates delivered to us by the Company, Parent and Merger Sub are true and accurate; that there is no change in applicable law between the date hereof and the Effective Time of the Merger; that the Merger will qualify as a statutory merger under the DGCL; that any representation in any of the documents referred to herein that is made “to the knowledge” (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Revance Therapeutics, Inc.

June 9, 2020

Page Two

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or differing interpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law. In addition, our opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein and therein, we confirm that the disclosure contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger,” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined in the Registration Statement) that receive shares of Parent common stock pursuant to the Merger.

No opinion is expressed as to any matter not discussed herein.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the use of our name under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities Exchange Commission (the “SEC”) thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ Cooley LLP